UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2017

BOSTON PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13087	04-2473675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900,

Boston, Massachusetts 02199

(Address of principal executive offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 2, 2017, Boston Properties, Inc. (the “Company”) and Boston Properties Limited Partnership, the Company’s operating partnership (the “Partnership”), filed an automatic shelf registration statement on Form S-3 (File No. 333-218460) with the Securities and Exchange Commission (the “SEC”) to replace an existing shelf registration statement, which was scheduled to expire on June 3, 2017. In connection with the filing of this new registration statement, the Company also filed two new prospectus supplements. These prospectus supplements relate to (i) the Company’s new $600 million “at the market” equity offering program as described below, which replaced the Company’s prior $600 million “at the market” equity offering program that was scheduled to expire on June 3, 2017, and (ii) the issuance of up to 256,073 shares of common stock of the Company that may be issued from time to time if, and to the extent that, the holders of previously issued common units of limited partnership interest in the Partnership present such units for redemption, which offerings had been covered by the prior registration statement.

In connection with the commencement of the “at the market” equity offering, the Company may sell up to an aggregate of $600 million of shares of its common stock (the “Shares”) from time to time during a period of up to three years in “at the market” equity offerings or certain other transactions (the “Offering”). The Company may sell the Shares in amounts and at times to be determined by the Company from time to time, but has no obligation to sell any of the Shares in the Offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company.

The Offering will occur pursuant to eight separate sales agency financing agreements (each individually, a “Sales Agreement” and, collectively, the “Sales Agreements”) entered into by the Company with each of BNY Mellon Capital Markets, LLC, Deutsche Bank Securities Inc., Jefferies LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC and Scotia Capital (USA) Inc., as agents for the offer and sale of the Shares (each individually, a “Sales Agent” and, collectively, the “Sales Agents”). Each Sales Agreement has a term of up to three years and provides that the Company may offer and sell from time to time pursuant to the Sales Agreements up to a combined total of $600 million of shares of its common stock during such three-year term through the Sales Agents. Each Sales Agreement provides that the applicable Sales Agent will be entitled to compensation of up to 2.0% of the gross sale price per share for any of the Shares sold through it as agent under the relevant Sales Agreement.

Sales of the Shares, if any, under the Sales Agreements may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker or through an electronic communications network, as well as in negotiated or other transactions described in the prospectus supplement relating to the Offering. The Company or any of the Sales Agents may at any time suspend solicitation and offers under the Sales Agreements or terminate the Sales Agreements.

The Shares will be issued pursuant to the prospectus supplement and the Company’s automatic shelf registration statement described above. The form of the Sales Agreements is filed as Exhibit 1.1 to this Current Report. The description of the Sales Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Sales Agreements filed herewith as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Opinions of the Company’s counsel, Goodwin Procter LLP, regarding the legality of the shares of common stock covered by the prospectus supplements described above are filed as Exhibits 5.1 and 5.2 hereto and are incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Form of Sales Agency Financing Agreement

5.1	Opinion of Goodwin Procter LLP regarding the legality of the shares offered

5.2	Opinion of Goodwin Procter LLP regarding the legality of the shares offered

23.1	Consent of Goodwin Procter LLP (included in Exhibits 5.1 and 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

Date: June 2, 2017	By:	/s/ Michael E. LaBelle
	Name:	Michael E. LaBelle
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Sales Agency Financing Agreement

5.1	Opinion of Goodwin Procter LLP regarding the legality of the shares offered

5.2	Opinion of Goodwin Procter LLP regarding the legality of the shares offered

23.1	Consent of Goodwin Procter LLP (included in Exhibits 5.1 and 5.2)